IN THE DISTRICT COURT OF CRAWFORD COUNTY, KANSAS

BARRY FELDMAN,	)
Plaintiff,	)	Case No. 00C262P
v.	)	District Court of
	)	Crawford County, Kansas
O. GENE BICKNELL, et al.,	)
Defendants.	)
JAMES MILLER	)
Plaintiff,	)	Case No. 00C263P
v.	)	District Court of
	)	Crawford County, Kansas
O. GENE BICKNELL, et al.,	)
Defendants.	)
HARBOR FINANCE PARTNERS	)
Plaintiff,	)	Case No. 01C045P
v.	)	(formerly No. 00CV07833
	)	in the District Court of
O. GENE BICKNELL, et al.,	)	Johnson County, Kansas)
	)	Pursuant to K.S.A.
Defendants.))		Chapter 60

MEMORANDUM OF UNDERSTANDING

          This Memorandum of Understanding is entered into as of May 10, 2001 among the plaintiffs in the Actions (as defined herein) and (i) NPC International, Inc.("NPCI") or the "Company"), (ii) the members of the board of directors of NPCI (O. Gene Bicknell ("Bicknell"), Martin C. Bicknell, Michael Braude, James K. Schwartz, William A. Freeman and Michael W. Gullion) (collectively, the "Individual Defendants") and Mergeco. Inc. ("Mergeco"), by their respective undersigned attorneys.

          WHEREAS, on December 13, 2000, Bicknell, by and through Mergeco, a Kansas corporation (Bicknell and Mergeco are collectively hereinafter referred to as "Mergeco"), made an offer to the Board of Directors of NPCI to purchase each outstanding share of common stock of the Company for $11.40 in cash, without interest thereon (the "Offer"), in a merger transaction (the "Merger"), except for (i) shares owned by Bicknell, the Bicknell Family Holding Company or the Bicknell Family Holding Foundation (collectively, the "Bicknell Affiliates"), or (ii) shares owned by persons who do not vote in favor of the Merger and who have the right to demand and properly demand an appraisal of such shares in accordance with Section 17-6712 of the Kansas General Corporation Code (collectively, the "Dissenting Shareholders");

          WHEREAS, on or about December 14, 2000, a purported class action styled Barry Feldman v. Bicknell, et al., Civil Action No. 00C2628, was commenced in the District Court of Crawford County, Kansas, against the Company and its directors seeking injunctive relief and damages in connection with the Offer. Plaintiff in this action alleged that the Offer was grossly unfair to the Company's public shareholders and that the directors of the Company breached their fiduciary duties to the holders of the Company's common stock (the "Feldman Action");

          WHEREAS, on or about December 15, 2000, a purported class action styled James Miller v. Bicknell, et al., Civil Action No. 00C2637, was commenced in the District Court of Crawford County, Kansas, against the Company and its directors seeking injunctive relief and damages in connection with the Offer. Plaintiff in this action alleged that the Offer was grossly unfair to the Company's public shareholders and that the directors of the Company breached their fiduciary duties to the holders of the Company's common stock (the "Miller Action");

          WHEREAS, on or about December 19, 2000, a purported class action styled Harbor Finance Partners, et al. v. Bicknell, et al., Civil Action No. 00-CV-07833, was commenced in the District Court of Johnson County, Kansas Civil Court Department, against the Company and its directors seeking injunctive relief and damages in connection with the Offer. Plaintiff in this action alleged that the Offer was advanced through unfair procedures, that the consideration offered is an unfair price which does not maximize stockholder value for the public shareholders and that the directors of the Company breached their fiduciary duties to the holders of the Company's common stock by structuring the Offer to confer an unfair benefit on certain members Company management (the "Harbor Action") (collectively with the Feldman Action and the Miller Action, the "Actions");

          WHEREAS, after the December 13, 2000 announcement, plaintiffs' counsel met with the legal advisors to the special committee of NPCI's board of directors and had a discussion regarding the appropriate amount of consideration to be received by NPCI's minority shareholders in any business combination transaction between NPCI and Mergeco, as well as concerns regarding procedural safeguards that should be implemented;

          WHEREAS, the parties have engaged in good faith discussions with regard to the possible settlement of the Actions and, after additional communications among the parties, plaintiffs' counsel agreed to resolve the Actions contingent upon Mergeco increasing its offer and agreeing to condition the transaction upon approval by a majority of the minority stockholders voting on the Merger;

          WHEREAS, subsequent to the initiation of the Actions, Mergeco has (i) offered to convert each outstanding share of common stock of the Company into the right to receive $11.55 in cash (hereinafter, the "Merger Consideration"), without interest thereon, except for the shares owned by the Bicknell Affiliates or the Dissenting Shareholders; (ii) agreed as a condition to the Merger that a majority of the minority shareholders voting on the Merger must approve it; and (iii) agreed that the Special Committee appointed by the Board of Directors of the Company to negotiate the Merger may change its recommendation with respect to the Merger after the Board of Directors of the Company has voted on it if, in the Special Committee's judgment after consultation with its outside counsel that it is required to do so in order to comply with its fiduciary duties under applicable law, some other party comes forward with an offer to acquire all of the outstanding stock of the Company not owned by the Bicknell Affiliates for a consideration with a value higher than the Merger Consideration, in each case conditioned on the settlement of the Actions (the "Revised Offer"); and

          WHEREAS, counsel for plaintiffs in the Actions obtained publicly available materials pertaining to the Offer; received from defendants both voluntarily and through document discovery certain confidential business information concerning the consideration and approval of the Merger; and obtained an independent financial advisor to assist them with respect to all aspects of the Actions.

          NOW, THEREFORE, the parties to the Actions have reached an agreement in principle to settle and dismiss the Actions with prejudice on the following terms and conditions:

                 1.           Mergeco will make the Revised Offer to holders of the Company common stock.

                 2.           Plaintiffs and their counsel shall be entitled to review and comment upon the latest draft of the proxy statement and any other documents concerning the Merger (the "Proxy") before submission of the Proxy to the SEC for final approval in an effort to ensure that adequate and appropriate disclosures are made so that NPCI's minority shareholders will be able to cast an informed vote either in favor of or against the Merger. Although plaintiffs and their counsel shall not participate in any way in the drafting of the Proxy, defendants shall consider, in good faith, any comments plaintiffs may have with respect to the disclosures made in the Proxy or lack thereof, whichever the case may be.

                 3.          The existence and prosecution of the Actions, and the positions advocated by plaintiffs' counsel and plaintiffs' financial advisor in communications prior to the final negotiation of the Revised Offer, were material factors considered by Mergeco in determining to increase the per share consideration to be paid to holders of NPCI's outstanding minority shares in the Merger from $11.40 to $11.55 per share and in changing the voting requirement regarding the Merger.

                 4.          The parties to the Actions will use their best efforts to agree upon, execute, and present to the Court as soon as practicable a formal Stipulation of Settlement ("Stipulation") and such other documentation as may be required in order to obtain prompt approval by the Court of the settlement and release of the Actions, upon the terms set forth in this Memorandum of Understanding (the "Settlement"). The parties agree that the Stipulation shall be agreed upon and executed no later than 60 days after the date of the signing of this Memorandum of Understanding. The Stipulation will expressly provide, among other things, (a) for a complete release and settlement of all claims against any defendant hereto and their predecessors, successors, assignees, parents, subsidiaries, counsel, accountants, attorneys, affiliates, and agents, including without limitation, investment banks or bankers or commercial banks and any past, present, or future officers, directors, or employees of defendants and their predecessors, successors, assignees, parents, subsidiaries, counsel, accountants, attorneys, affiliates and agents, which have been, or could have been, asserted relating to the transactions and allegations that are the subject of the Actions, including, inter alia, the Offer and the Revised Offer, whether known or unknown at this time; (b) that defendants have denied and continue to deny that they have committed or threatened to commit any violations of law or breaches of duty to the plaintiffs, the Class or anyone; and (c) that the defendants are entering into the Stipulation because the proposed Settlement as described above would eliminate the burden and expense of further litigation and would facilitate the consummation of the transaction pursuant to the Revised Offer which is in the best interests of plaintiffs and the Class.

                 5.          For purposes of the settlement of the Actions, consistent with the terms of the Memorandum of Understanding, plaintiffs will petition the Court in connection with the Stipulation for conditional, and ultimately if the Settlement is approved, final certification, pursuant to K.S.A. 60-223(b)(1) and 60-223(b)(2) of the Kansas Code of Civil Procedure, of a class defined as all holders of common stock of the Company as of December 13, 2000, through and including the effective date of the Merger; excluded from the class are any defendants in the Actions and any person, firm, trust corporation or any entity related to or affiliated with any defendant (the "Class").

                 6.          The parties to the Actions will present the Settlement to the Court for hearing and approval as soon as practicable following appropriate notice to shareholders and will use their best efforts to obtain final Court approval of the Settlement, certification of the Class, and release and dismissal of the Actions with prejudice as against plaintiffs and the Class and without awarding costs to any party (except as provided in paragraph 8 below).

                 7.          The consummation of the Settlement contemplated by this Memorandum of Understanding is subject to (a) the Stipulation, including certification of the Class (and other such documentation as may be required to obtain final Court approval of the Settlement), being executed by counsel for the parties, (b) the completion by plaintiffs of appropriate confirmatory discovery in the Actions reasonably satisfactory to plaintiffs' counsel (subject to the standard set forth below), provided such discovery shall be completed within forty-five (45) days of the date of this Memorandum of Understanding, except that this forty-five (45) day period shall be extended by a reasonable amount of time if the financial advisor to the special committee of NPCI (Goldsmith, Agio, Helms & Lynner, LLC) refuses to provide reasonably requested documents to plaintiffs and/or refuses to appear for deposition within thirty (30) days of the date of this Memorandum of Understanding; (c) the consummation of the transaction pursuant to the Revised Offer; (d) final Court approval of the Settlement including certification of the Class (and the exhaustion of possible appeals, if any) and the dismissal of the Actions by the Court with prejudice and without awarding costs to any party (except as provided for in Paragraph 8 below) have been obtained; and further provided that no order has been entered by any Court of competent jurisdiction restraining or enjoining the Revised Offer. This Memorandum of Understanding shall be null and void and of no force and effect should any of the above conditions and provisos not be met or if the confirmatory discovery referred to above should disclose a material fact or the omission of a material fact not known previously by plaintiffs' counsel which leads plaintiffs' counsel to determine that the Settlement is not fair and reasonable; in such event this Memorandum of Understanding shall not be deemed to prejudice in any way the positions of the parties with respect to the Actions nor entitle any party to recovery of fees, costs or expenses incurred to implement this Memorandum of Understanding.

                 8.          As part of the approval and consummation of the Settlement, and subject to the approval of the Court and the terms and conditions of this Memorandum of Understanding and the contemplated Stipulation, NPCI and/or its successors in interest have agreed to and shall pay plaintiffs' counsel's fees and expenses in the aggregate amount of $250,000, which amount defendants agree not to oppose, which payment shall be made to Cauley Geller Bowman & Coates, LLP as receiving agent for plaintiffs' counsel. Such payment shall be made within five (5) days after the closing of the transaction pursuant to the Revised Offer or entry of an order by the Court approving this Settlement, whichever shall occur later, subject to plaintiff's counsel's joint and several obligations to make appropriate refunds or repayments to NPCI and/or its successors in interest if, and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or cost award is lowered. If the transaction pursuant to the Revised Offer does not close or the Court fails to approve the Settlement, no payment shall be due under the terms of this Memorandum of Understanding. Except as expressly provided herein, the parties shall bear their own costs and expenses and no defendant shall assert any claim for expenses, costs and fees against any plaintiff.

                 9.          The Company shall pay costs and expenses incurred in providing notice of the Settlement to the Class regardless of whether the Settlement is consummated. Defendants or their designated agent shall administer such notice.

                 10.          The parties to the Actions agree that, except as expressly provided herein, the Actions shall be stayed pending submission of the proposed Settlement to the Court for its consideration. Counsel shall enter into such documentation as shall be required to effectuate the foregoing agreements.

                 11.          If any action is filed in state or federal court asserting claims that are related to the subject matter of the Actions prior to final court approval of the proposed Settlement, plaintiffs in the Actions shall cooperate with defendants in obtaining the dismissal or withdrawal of such related litigation, including where appropriate joining in any motion to dismiss such litigation.

                 12.          This Memorandum of Understanding may be executed in counterpart by any of the signatories hereto, and as so executed shall constitute one agreement.

                 13.          This Memorandum of Understanding may and the Settlement contemplated by it shall be governed by, and construed in accordance with the laws of the State of Kansas.

                 14.          This Memorandum of Understanding may be modified or amended only by a writing signed by the signatories hereto.

                 15.          Plaintiffs and their counsel represent and warrant that none of plaintiffs' claims or causes of action referred to in this Memorandum of Understanding have been assigned, encumbered or in any manner transferred in while or in part.

                 16.          Each of the attorneys executing this Memorandum of Understanding has been duly empowered and authorized by his/her respective client(s) to do so.

                 17.          All parties agree that, whether or not the Settlement is consummated, this Memorandum of Understanding and the agreements that are contained herein will not be introduced into evidence or used in any way in connection with any subsequent proceeding in the Actions or otherwise.

STINSON, MAG & FIZZELL, P.C.

By: /s/ Daniel D. Crabtree
Daniel D. Crabtree, KS # 10903
11181 Overbrook Road
P.O. Box 7979
Leawood, Kansas 66207-0979
(913) 451-8600

WHEELER & MITCHELSON, CHTD.
Kevin F. Mitchelson, KS # 11509
Fourth & Broadway
P.O. Box 610
Pittsburg, Kansas 66762-0610
Telephone: (316) 231-4650

Attorneys for Defendant
O. Gene Bicknell and Mergeco, Inc.

HUMPHREY, FARRINGTON,
McCLAIN & EDGAR, P.C.

By: /s/ Robert J. Hoffman
John M. Edgar
Robert J. Hoffman, KS # 16453
221 West Lexington
Suite 400
P.O. Box 900
Independence, MO 64051
(816) 836-5050

Attorneys for Defendants
NPC International, Inc., William A.
Freeman and Michael Braude

SUGHART THOMPSON
& KILROY, PC

By: /s/ R. Lawrence Ward
R. Lawrence Ward
Twelve Wyandotte Plaza
120 West 12th Street
Kansas City, MO 64105
(816) 421-3355

Attorneys for Defendants Martin C.
Bicknell, James K. Schwartz and
Michael W. Gullion

CAULEY GELLER BOWMAN &
COATES, LLP

By: /s/ Johathan M. Stein
Paul J. Geller
Jonathan M. Stein
2255 Glades Road, Suite 421A
Boca Raton, Florida 33431
(561) 750-3000

SCHIFFRIN & BARROWAY, LLP
Patricia C. Weiser
Three Bala Plaza East
Suite 400
Bala Cynwyd, PA 19004
(610) 667-7706

WECHSLER HARWOOD
HELEBIAN & FEFFER
Matthew M. Houston
488 Madison Avenue
New York, NY 10022
(212) 935-7400

Michael L. Hodges, KS # 09860
13420 Santa Fe Trail Drive
Lenexa, Kansas 66215
(913) 888-7100

Attorneys for Plaintiffs